EX-99.h.6

                                    AMENDMENT
                                       TO
                            ADMINISTRATION AGREEMENT
                                     BETWEEN
                              JNL VARIABLE FUND LLC
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


         This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company ("Administrator"), and JNL VARIABLE FUND LLC, a Delaware limited liability company ("JNL Variable Fund").

         WHEREAS, the Administrator and the JNL Variable Fund entered into an Administration Agreement dated as of January 31, 2001 ("Agreement"), whereby the Administrator agreed to provide certain administrative services to the investment portfolios of the JNL Variable Fund LLC (each a "Fund"); and

         WHEREAS, pursuant to the Agreement, each Fund agreed to pay the Administrator for the services provided and the expenses assumed by each Fund as set forth in Schedule B to the Agreement, and the Administrator agreed to accept such fee as full compensation under the Agreement for such services and expenses; and

         WHEREAS, in order to reflect a change in sub-adviser, the names of the Funds have been changed.

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 25, 2003, attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 25, 2003, attached hereto.

         IN WITNESS WHEREOF, the Administrator and the JNL Variable Fund have caused this Amendment to be executed as of this 25th day of September, 2003.

JACKSON NATIONAL ASSET                               JNL VARIABLE FUND LLC
MANAGEMENT, LLC


By:                                                  By:
     ---------------------------------------              ---------------------------------------

Name:   Mark D. Nerud                                Name: Robert A. Fritts
        ------------------------------                     --------------------------------------

Title:   Chief Financial Officer                     Title:  President
        ----------------------------------                  -----------------------------------

                                                      SCHEDULE A
                                               DATED SEPTEMBER 25, 2003

JNL/Curian The DowSM Target 5 Fund
JNL/Curian The DowSM Target 10 Fund
JNL/Curian The S&P(R) Target 10 Fund
JNL/Curian Global Target 15 Fund
JNL/Curian Target 25 Fund
JNL/Curian Target Small Cap Fund
JNL/Curian Technology Sector Fund
JNL/Curian Pharmaceutical/Healthcare Sector Fund
JNL/Curian Financial Sector Fund
JNL/Curian Energy Sector Fund
JNL/Curian Consumer Brands Sector Fund
JNL/Curian Communications Sector Fund

                                                      SCHEDULE B
                                               DATED SEPTEMBER 25, 2003

         Funds                                                Fee
         -----                                                ---

JNL/Curian The DowSM Target 5 Fund                            .15%
JNL/Curian The DowSM Target 10 Fund                           .15%
JNL/Curian The S&P(R)Target 10 Fund                           .15%
JNL/Curian Global Target 15 Fund                              .20%
JNL/Curian Target 25 Fund                                     .15%
JNL/Curian Target Small Cap Fund                              .15%
JNL/Curian Technology Sector Fund                             .15%
JNL/Curian Pharmaceutical/Healthcare Sector Fund              .15%
JNL/Curian Financial Sector Fund                              .15%
JNL/Curian Energy Sector Fund                                 .15%
JNL/Curian Consumer Brands Sector Fund                        .15%
JNL/Curian Communications Sector Fund                         .15%